EXHIBIT 1 (a)

                             KENTUCKY POWER COMPANY
                            Selling Agency Agreement

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Dear Sirs:

         Kentucky Power Company, a Kentucky corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $____________ aggregate principal amount of its [Unsecured Notes] (the "Notes"). The Notes will be issued under the Indenture dated as of September 1, 1997, between the Company and Bankers Trust Company, as trustee (the "Trustee"), as previously supplemented and as it may be from time to time further supplemented by one or more supplemental indentures (said Indenture, as previously supplemented and as it may be further supplemented, being hereafter referred to as the "Indenture"). The Notes will be issued in minimum denominations of [$25] and in integral multiples thereof, will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a) hereof, the [Unsecured Notes] Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For purposes of this Agreement, the term "Agent" shall refer to any one of you and any Additional Agent as defined and as provided for in Section 2(a) acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term the "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form S-3 (File Number: 333-_____), including a basic prospectus, which has become effective, for the registration under the Act of $150,000,000 aggregate principal amount of Unsecured Notes (the "Notes"). Such registration statement meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has included in Registration Statement 333-_____ a basic Prospectus which, pursuant to Rule 429 under the Act, is a combined Prospectus also relating to securities included in Registration Statement Nos. 333-35767 and 33-53007. The Company will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

                  (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined in Section 2(b)) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules under the Act, the Exchange Act and the Trust Indenture Act; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) those parts of the Registration Statement which shall constitute a Statement of Eligibility (Form T-i) of the Trustee under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you expressly for use in the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or general equitable principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing.

                  (d) The terms which follow, when used in this Agree-ment, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this, Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the Registration Statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (e) The documents incorporated by reference in the Registration Statement or Prospectus, when they were filed with the Commission, complied in all material respects with the applicable provisions of the 1934 Act and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (f) Since the respective dates as Of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the business, properties or financial condition of the Company.

                    (g) This Agreement has been duly authorized, executed and delivered by the Company.

                  (h) The consummation by the Company of the transactions contemplated herein will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement.)

                  (i) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale by the Company. of the Notes or the transactions by the Company contemplated in this Agreement, except
         (A) such as may be required under the 1933 Act or the rules and regulations thereunder; (B) such as may be required under the Public Utility Molding Company Act of 1935, as amended (the "1935 Act"); (C) the qualification of the Indenture under the 1939 Act; (D) the approval of the Kentucky Public Service Commission; and (E) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws.

                    2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

                  (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

                           On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

                           The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

                           The Company expressly reserves the right, upon fifteen business days' prior written notice to each Agent, to appoint other persons, partnerships or corporations ("Additional Agents") to act as its agent to solicit offers for the purchase of Notes; provided, each Additional Agent shall be named in a prospectus supplement or pricing supplement and shall either execute this Agreement and become a party hereto or shall enter into an agency agreement with the Company on terms substantially similar to those contained herein; thereafter the term Agent as used in this Agreement shall mean each Agent and each such Additional Agent.

                           The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

                           Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent.

                  (b) Subject to the terms and conditions stated herein, whenever the Company and any Agent determine that the Company shall sell Notes directly to such Agent as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and, unless otherwise agreed by the Company and such Agent, any supplemental agreement relating thereto between the Company and the Purchaser. Each such supplemental agreement (which may be an oral or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe (whether orally or in writing) the Notes to be purchased by the Purchaser pursuant thereto, and shall specify the aggregate principal amount of such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers, or a letter from the Company's independent public accountants, pursuant to Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(m). Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

                  The Company also may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of such resale as determined by such Agent. An Agent may resell a Note purchased by it as principal to another broker-dealer at a discount, provided such discount does not exceed the commission or discount received by such Agent from the Company in connection with the original sale of such Note.

                  (c) The Company, however, expressly reserves the right to place the Notes itself privately or through a negotiated underwritten transaction with one or more underwriters without notice to any Agent and without any opportunity for any Agent to solicit offers for the purchase of the Notes. In such event, no commission will be payable to the Agents.

                           Delivery of the Notes sold to the Purchaser pursuant to any Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

                    3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

                  4.  Agreements. The Company agrees with you that:

                  (a) Prior to the termination of any offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act; (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule~424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b); (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective; (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented); (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to use your reasonable best efforts to solicit offers to purchase Notes hereunder.

                  (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement. The Company also will furnish to each of you copies of all other press releases or announcements to the general public. The Company will immediately notify each of you of any downgrading in the rating of the Notes or any other Unsecured Notes of the Company, or any proposal to downgrade the rating of the Notes or any other Unsecured Notes of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon es the Company learns of any such downgrading or proposal to downgrade.

                  (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earning statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (without exhibits) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

                  (f) The Company will use its best efforts to qualify the Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as you may designate within six months after the final sale of Notes pursuant to this Agreement and agrees to pay, or to reimburse you and your counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $5,000 in the aggregate (including filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

                  (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

                  (h) The-Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements of the Trustee and the fees of any agency that rates the Notes; (ii) reimburse each of you on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses) incurred with the prior approval of the Company in connection with this Agreement; and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement, including fees of counsel incurred in compliance with and to the extent stated in
         Section 4(f), including the preparation of a Blue Sky Survey.

                  (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement and in any Certificate previously delivered pursuant hereto are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement.

                  (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes; (ii) incorporating by reference information contained in a Current Report on Form 8-K filed by-the Company under the Exchange Act that is (A) filed solely under Item 5 of Form 8-K and (B) not required to be filed to comply with Section 4(b); or (iii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto, unless, in the case of clause (ii) 0above, in the reasonable judgment of any of you, such information is of such a nature that a certificate of the Company should be delivered), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by a Vice President, Treasurer or Assistant Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(c) but modified to relate to the last day of the fiscal quarter for which financial state- ments of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

                  (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes; (ii) incorporating by reference information contained in a Current Report on Form 8-K filed by the Company under the Exchange Act that is (A) filed solely under Item 5 of Form 8-K and (B) not required to be filed to comply with Section 4(b); or (iii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto, unless, in the case of this clause (ii) above, in the reasonable judgment of any of you, such information is of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion or opinions of counsel of the Company satisfactory to each of you (which may include counsel employed by American Electric Power Service Corporation, an affiliate of the Company), dated the date of the effectiveness of such amendment or the date of the filing of such supplement, substantially in the form delivered pursuant to Section 5(b)(1) and Section 5(b)(3) hereof or, in lieu of such opinion, counsel last furnishing such an opinion or opinions to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

                  (1) If requested, each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(d) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Results of Operations and Financial Condition" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

                  (m) During the period, if any, which shall not exceed ten days, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its Unsecured Notes, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit, issuances of its commercial paper, and other forms of unsecured borrowings from banks or other financial institutions.

                  5. Conditions to the Obligations of the Agents. The obligations of each Agent to use its reasonable best efforts to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof at each such time or date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) That, at the Execution Time, each Agent shall be furnished with the following opinions, dated the date thereof, with such changes therein as may be agreed upon by the Company and the Agents with the approval of Dewey Ballantine LLP, counsel to the Agents:

                           (1) Opinion of Simpson Thacher & Bartlett, of New
                  York, New York, counsel to the Company, substantially in the form heretofore made available to the Agents;

                           (2) Opinion of Dewey Ballantine LLP, of New York, New
                  York, counsel to the Agents, substantially in the form heretofore made available to the Agents;

                           (3) Opinion of an attorney employed by American
                  Electric Power Service Corporation, substantially in the form heretofore made available to the Agents.

                  (c) The Company shall have furnished to each Agent a certificate of the Company, signed by a Vice President, Treasurer or Assistant Treasurer of the Company, dated the Execution Time, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                           (1) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                           (2) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (3) since the date of the most recent financial
                  statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

                  (d) That the Agents shall have received a letter from Deloitte & Touche LLP in form and substance satisfactory to them, dated as of the Execution Time, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder; (ii) stating that in their opinion the financial statements audited by them and included or incorporated by reference in the Registration Statement complied as to form in all material respects with the then applicable accounting requirements of the Commission, including applicable published rules and regulations of the Commission and (iii) covering as of a date not more than five business days prior to the date of such letter such other matters as the Agents reasonably request.

                  (e) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents without any liability whatsoever. Notice of such cancellation shall be given to the Company in writing or by telephone or telex or facsimile transmission confirmed in writing.

                  The documents required to be delivered by this Section 5 shall be delivered at the offices of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215 on the date hereof.

                  6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(c) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement); (ii) the opinion of counsel for the Company (which may be either Simpson Thacher & Bartlett or an attorney employed by American Electric Power Service Corporation, an affiliate of the Company), dated as of the Closing Date, substantially in the form delivered pursuant to Section 5(b)(1) hereof; (iii) the opinion of Dewey Ballantine LLP, counsel for the Agents, dated as of the Closing Date, substantially in the form delivered pursuant to Section 5(b)(2) hereof; (iv) the opinion of an attorney employed by American Electric Power Service Corporation, dated as of the Closing Date, substantially in the form delivered pursuant to
         Section 5(b)(3) hereof; and (v) the letter of Deloitte & Touche LLP, independent accountants for the Company, dated as of the Closing Date, substantially in the form delivered pursuant to Section 5(d) hereof.

                  (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser without any liability whatsoever. Notice of such cancellation shall be given to the Company in writing or by telephone or telex or facsimile transmission confirmed in writing.

                    7. Right of Person Who Agreed to Purchase to Refuse

to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if (a) at the Closing Date therefor, any condition set forth in
Section 5 or 6, as applicable, shall not be satisfied or (b) subsequent to the agreement to purchase such Note, there shall have been any decrease in the ratings of any of the Company's Unsecured Notes by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") or either Moody's or S&P shall publicly announce that it has any of such Unsecured Notes under consideration for possible downgrade. Notwithstanding the foregoing, no Agent shall have any obligation to exercise its judgment on behalf of any purchaser.

                  8. Indemnification.

                  (a) The Company agrees, to the extent permitted by law, to indemnify and hold you harmless and each person, if any, who controls you within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act or otherwise, and to reimburse you and such controlling person or persons, if any, for any legal or other expenses incurred by you or them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement or untrue statement of a material fact contained in the Registration Statement, or in the Prospectus, or if the Company shall furnish or cause to be furnished to you any amendments or any supplemental information, in the Prospectus as so amended or supplemented other than amendments or supplements relating solely to securities other than the Notes (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in Section 4(b) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any alleged omission or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission, or untrue statement or omission which was made in such Registration Statement or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by or through you expressly for use therein or with any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act, of any indenture trustee under an indenture of the Company, and except that this indemnity shall not inure to your benefit (or of any person controlling you) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Notes to any person if such loss arises from the fact that a copy of the Prospectus, as the same may then be supplemented or amended to the extent such Prospectus was provided to you by the Company (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by you to such person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement or omission or untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation, and such Prospectus, as amended or supplemented, was timely delivered to you by the Company. You agree promptly after the receipt by you of written notice of the commencement of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 8(a) may be sought by you, or by any person controlling you, to notify the Company in writing of the commencement thereof, but your omission so to notify the Company of any such action shall not release the Company from any liability which it may have to you or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 8(a). In case any such action shall be brought against you or any such person controlling you and you shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in, and, to the extent that it shall wish, including the selection of counsel (such counsel to be reasonably acceptable to the indemnified party), to direct the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel (hereinafter, "Company's counsel"), you or any controlling person shall have the right to employ your own counsel, but, in any such case, the fees and expenses of such counsel shall be at your expense unless (i) the Company has agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both you or any controlling person and the Company and you or any controlling person shall have been advised by your counsel that a conflict of interest between the Company and you or any controlling person may arise (and the Company's counsel shall have concurred in good faith with such advice) and for this reason it is not desirable for the Company's counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for you or any controlling person (plus any local counsel retained by you or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by you or any controlling person). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
         (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.

                  (b) Each of you agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company agrees promptly after the receipt by it of written notice of the commencement of any action in respect to which indemnity from you on account of your agreement contained in this Section 8(b) may be sought by the Company, or by any person controlling the Company, to notify you in writing of the commencement thereof, but the Company's omission so to notify you of any such action shall not release you from any liability which you may have to the Company or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 8(b).

                  9.       Termination.

                  (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or by any of you insofar as this Agreement relates to such of you, by giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fifth paragraph of
         Section 2(a), Section 4(h), Section 8 and Section 10. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If, at the time of any such termination, (i) any Purchaser shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (ii) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the covenants set forth in Sections 4 and 6 hereof shall remain in effect for such period of time (not exceeding nine months) until such Notes are so resold or delivered, as the case may be.

                  (b) Each Terms Agreement shall be subject to termination if, in the Purchaser's reasonable judgment, the Purchaser's ability to market the Notes shall have been materially adversely affected because:
         (i) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange; (ii) a general banking moratorium shall have been declared by Federal or New York state authorities; (iii) there shall have been a decrease in the ratings of any of the Company's Unsecured Notes by Moody's or S&P or either Moody's or S&P shall have publicly announced that it has any of such Unsecured Notes under consideration for possible downgrade; or (iv)(A) a war involving the United States of America shall have been declared, (B) any other national calamity shall have occurred, or (C) any conflict involving the armed forces of the United States of America shall have commenced or escalated.

                  10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of the fifth paragraph of Section 2(a) and Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement.

                    11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be delivered or sent by mail, telex or facsimile transmission to such of you, at the address specified in Schedule I hereto; or, if sent to the Company,' will be delivered or sent by mail, telex or-facsimile transmission to it at 1 Riverside Plaza, Columbus, Ohio 43215, attention of A. A. Pena, Treasurer.

                  12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                    13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of NewYork.

                    14. Execution of Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.



                                         Very truly yours,

                                         KENTUCKY POWER COMPANY


                                      By:_______________________________
                                         A. A. Pena
                                         Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

By:______________________

Its:_____________________

By:______________________

Its:_____________________

                                   SCHEDULE I

Commissions:

         The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:

        Term                                     Commission Rate

From 9 months to less than 1 year

From 1 year to less than 18 months

From 18 months to less than 2 years

From 2 years to less than 3 years

From 3 years to less than 4 years

From 4 years to less than 5 years

From 5 years to less than 6 years

From 6 years to less than 7 years

From 7 years to less than 10 years

From 10 years to less than 15 years

From 15 years to less than 20 years

From 20 years up to and including 42 years

         Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

Address for Notice to you:

          Notices to _________________________________________ shall be directed
to   it   at___________________________________,   Attention:   _______________,
telephone: ___/___-____, telecopy: ___/___-____

          Notices to ___________________________________ shall be directed to it
at          _________________________________,           Attention:____________,
telephone:___/____-____, telecopy:___/___-____.